  Exhibit 99.1

Rekor Systems, Inc. Announces Appointments to Senior Leadership Team

CHANTILLY, VA – May 15, 2019 - Rekor Systems, Inc. (NASDAQ: REKR)("Rekor"), a leading provider of artificial intelligence and machine learning enabled automated license plate recognition systems, today announced several appointments to its senior leadership team. The appointments include Eyal Hen as Chief Financial Officer; Claud v.S. “Lex” Eley as Outside General Counsel; Charles Degliomini as EVP of Government Relations and Corporate Communications; and the promotion of Rod Hillman to Chief Operating Officer.

“We are pleased to welcome this group of highly talented individuals to their new roles within the Rekor leadership team at a time of tremendous potential growth for the company. We look forward to the individual expertise that Eyal, Lex, and Charlie will bring to their leadership roles,” said Robert A. Berman, President and CEO of Rekor. “We are also happy to appoint Rod to COO of Rekor as he has been an instrumental part of our company’s development within the vehicle recognition systems industry. These appointments showcase our continued commitment to becoming a leader within that market, combining an unparalleled leadership team with a game-changing suite of AI-powered technology solutions.”

Eyal Hen (CFO) has more than 16 years’ experience as a global finance and business management executive in corporate environments, most recently with VAYA Pharma Inc. and Ormat Technologies, Inc. (NYSE: ORA). His expertise working as a finance executive in the public markets, where he oversaw financial reporting, compliance initiatives, investor communications, and financing, will be instrumental as Rekor continues its growth. Hen holds a BA in Economics and Accounting from Ben Gurion University (Israel) and an MBA from the University of Phoenix.

Claud v.S. “Lex” Eley (Outside General Counsel) has more than 20 years of U.S. and international transactional, private equity, venture capital, and general corporate experience. He specializes in representing public and private companies in leveraged buyouts, growth equity investments, mergers and acquisitions, recapitalizations, and joint ventures. Eley is not our employee but serves as our outside general counsel pursuant to an outsourcing arrangement with Crowell & Moring LLP, an international law firm representing clients in litigation and arbitration, regulatory, and transactional matters.

Charles Degliomini (EVP of Government Relations and Corporate Communications) is a respected leader in government affairs and public policy, having most recently served as EVP of Government Affairs and Corporate Communications for Empire Resorts, Inc. Degliomini has deep experience in both the private and public sectors, having founded a New York-based communications and government affairs management company and serving in a variety of other executive-level roles across multiple industries. He has a BA in Political Science from Queens College.

Rod Hillman (COO) joined Rekor in 2012 and has served as Chief Operating Officer and President of Rekor Recognition Systems, Inc. since December 2013. Prior to joining Rekor, Hillman served in various executive level capacities including Game Trading Technologies, Inc., a publicly-traded company that he co-founded, Baltimore Gas & Electric, and Constellation Energy. Hillman has an MS in Finance from Loyola College in Baltimore, an MBA from the University of Baltimore, and a BS in Electrical and Computer Engineering from The Johns Hopkins University.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR), a Delaware company, is the parent organization of Maryland-based Rekor Recognition Systems, Inc. Rekor provides advanced vehicle recognition systems, powered by its innovative OpenALPR software, which dramatically improves the accuracy of license plate reads and also identify the make, model and color of vehicles. Rekor's products can be used for law enforcement, security and surveillance, electronic toll collection, parking operations, banking and insurance, logistics, traffic management and customer loyalty. Rekor's solutions include mobile and fixed license plate readers, "Move Over" law enforcement, school bus stop-arm enforcement, red light and speed enforcement, parking enforcement and citation management. Rekor's applications and solutions are intelligent, flexible, and leading the next generation of ALPR. To learn more, please visit rekorsystems.com.

Forward-Looking Statements

This press release includes statements concerning Rekor Systems, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of AI-powered technology and the size of the market for global ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media Contact:

Matthew Bretzius
FischTank Marketing and PR
matt@fischtankpr.com

Investor Contact:

Charles Degliomini
Rekor Systems, Inc.
ir@rekorsystems.com